Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Information

On July 3, 2017 (the “Transaction Date”), GCP Applied Technologies Inc. and its consolidated subsidiaries (“GCP”) completed the sale of its Darex Packaging Technologies business ( “Darex”) to Henkel AG & Co. KgaA (“Henkel”) for $1.05 billion in cash (the “Disposition”).

The following unaudited pro forma consolidated financial information consists of Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2017 and the years ended December 31, 2016, 2015, and 2014, and the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2017, which were derived from GCP’s historical Consolidated Financial Statements and give effect to the Disposition. The unaudited pro forma consolidated financial information should be read together with GCP’s historical Consolidated Financial Statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

The Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2017 and the years ended December 31, 2016, 2015 and 2014 reflect GCP’s results as if the Disposition and related transactions described below had occurred as of January 1, 2016. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2017 reflects GCP’s financial position as if the Disposition and related transactions described below had occurred as of that date.

The unaudited pro forma consolidated financial information gives effect to the Disposition including:

•	the sale of assets and liabilities that are specifically identifiable or otherwise attributable to Darex;

•	the elimination of GCP’s equity interest in Darex;

•	the removal of certain non-recurring transaction expenses directly related to the Disposition;

•	the receipt of cash payment from Henkel; and

•estimated taxes payable related to the Disposition.

The unaudited pro forma consolidated financial information does not reflect what GCP's or Darex's results of operations would have been on a standalone basis had the Disposition and related transactions occurred as of and for the periods indicated. In addition, the unaudited pro forma consolidated financial information is provided for illustrative and informational purposes only and is not necessarily indicative of GCP’s future results of operations or financial condition had the Disposition and related transactions been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma adjustments are based on available information and assumptions that GCP management believes are reasonable, that reflect the impacts of events directly attributable to the Disposition and related transactions that are factually supportable, and for purposes of the Consolidated Statements of Operations, are expected to have a continuing impact on GCP. The pro forma adjustments may differ from those that have been or will be calculated to report Darex as a discontinued operation in GCP’s historical and future filings.

The “Historical GCP (as reported)” column in the unaudited pro forma consolidated financial statements reflects GCP’s historical financial statements for the periods presented and does not reflect any adjustments related to the Disposition and related transactions. This column does not reflect the impact of the adoption of ASU 2017-07. Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which the Company early adopted in the first quarter of 2017. GCP expects the impact of the adoption on its Consolidated Statements of Operations to result in a reclassification between selling, general and administrative expenses and other expense (income), net of $13.1 million, $6.3 million, and $(10.6) million for the years ended December 31, 2016, 2015, and 2014, respectively.

The “Discontinued Operations” column in the unaudited pro forma consolidated financial statements is derived from the financial position and results of Darex, including cost allocations that are directly attributable to Darex. The discontinued operations adjustments have been prepared on a basis consistent with U.S. GAAP and requirements of the SEC. As such, the Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect any allocation of general corporate overhead expenses. The “Other Pro Forma Adjustments” column in the Unaudited Pro Forma Consolidated Balance Sheet reflects other effects of the Disposition, including cash proceeds received at the close of the Disposition, the accrual of Disposition-related costs, and estimated tax payable related to the Disposition.

See the notes to the unaudited pro forma consolidated financial information for a more detailed discussion of the adjustments.

GCP Applied Technologies Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2017

(In millions, except per share amounts)	Pro Forma GCP Continuing Operations
Net sales	$225.3
Cost of goods sold	140.0
Gross profit	85.3
Selling, general and administrative expenses	72.8
Research and development expenses	4.8
Interest expense and related financing costs	17.0
Repositioning expenses	2.0
Restructuring expenses	1.1
Other expense, net	1.0
Total costs and expenses	98.7
Loss from continuing operations before income taxes	(13.4)
Provision for income taxes	(11.6)
Loss from continuing operations	$(25.0)
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
Loss from continuing operations attributable to GCP shareholders	$(0.35)
Weighted average number of basic shares	71.2
Diluted earnings per share:
Loss from continuing operations attributable to GCP shareholders	$(0.35)
Weighted average number of diluted shares	71.2

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

GCP Applied Technologies Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2016

(In millions, except per share amounts)	Historical GCP (as reported)	Discontinued Operations(A)	Pro Forma GCP Continuing Operations
Net sales	$1,355.8	$309.3	$1,046.5
Cost of goods sold	827.1	198.1	629.0
Gross profit	528.7	111.2	417.5
Selling, general and administrative expenses	312.8	34.3	278.5
Research and development expenses	23.0	4.6	18.4
Interest expense and related financing costs	65.8	—	65.8
Repositioning expenses	15.3	—	15.3
Restructuring expenses	1.9	—	1.9
Other expense, net	3.9	2.9	1.0
Total costs and expenses	422.7	41.8	380.9
Income before income taxes	106.0	69.4	36.6
Provision for income taxes	(32.2)	(24.1)	(8.1)
Net income	73.8	45.3	28.5
Less: net income attributable to noncontrolling interests	(1.0)	—	(1.0)
Net income attributable to GCP shareholders	$72.8	$45.3	$27.5
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
Income attributable to GCP shareholders	$1.03		$0.39
Weighted average number of basic shares	70.8		70.8
Diluted earnings per share:
Income attributable to GCP shareholders	$1.02		$0.38
Weighted average number of diluted shares	71.7		71.7

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

GCP Applied Technologies Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2015

(In millions, except per share amounts)	Historical GCP (as reported)	Discontinued Operations(A)	Pro Forma GCP Continuing Operations
Net sales	$1,418.6	$326.2	$1,092.4
Cost of goods sold	902.4	217.5	684.9
Gross profit	516.2	108.7	407.5
Selling, general and administrative expenses	296.4	31.3	265.1
Research and development expenses	22.3	4.8	17.5
Interest expense and related financing costs	1.5	—	1.5
Interest expense, net - related party	1.2	—	1.2
Restructuring expenses	11.6	1.8	9.8
Loss in Venezuela	59.6	44.8	14.8
Other (income) expense, net	(1.6)	(2.1)	0.5
Total costs and expenses	391.0	80.6	310.4
Income before income taxes	125.2	28.1	97.1
Provision for income taxes	(84.3)	(9.7)	(74.6)
Net income	40.9	18.4	22.5
Less: net income attributable to noncontrolling interests	(0.8)	(0.2)	(0.6)
Net income attributable to GCP shareholders	$40.1	$18.2	$21.9
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
Income attributable to GCP shareholders	$0.57		$0.31
Weighted average number of basic shares	70.5		70.5
Diluted earnings per share:
Income attributable to GCP shareholders	$0.57		$0.31
Weighted average number of diluted shares	70.5		70.5

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

GCP Applied Technologies Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2014

(In millions, except per share amounts)	Historical GCP (as reported)	Discontinued Operations(A)	Pro Forma GCP Continuing Operations
Net sales	$1,480.4	$374.8	$1,105.6
Cost of goods sold	949.9	256.1	693.8
Gross profit	530.5	118.7	411.8
Selling, general and administrative expenses	288.9	35.4	253.5
Research and development expenses	27.9	6.5	21.4
Interest expense and related financing costs	3.9	—	3.9
Interest expense, net - related party	0.9	—	0.9
Restructuring expenses	18.3	0.4	17.9
Loss in Venezuela	1.0	0.3	0.7
Other income, net	(1.5)	(1.0)	(0.5)
Total costs and expenses	339.4	41.6	297.8
Income before income taxes	191.1	77.1	114.0
Provision for income taxes	(55.6)	(26.3)	(29.3)
Net income	135.5	50.8	84.7
Less: net income attributable to noncontrolling interests	(1.2)	(0.1)	(1.1)
Net income attributable to GCP shareholders	$134.3	$50.7	$83.6
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
Income attributable to GCP shareholders	$1.90		$1.19
Weighted average number of basic shares	70.5		70.5
Diluted earnings per share:
Income attributable to GCP shareholders	$1.90		$1.19
Weighted average number of diluted shares	70.5		70.5

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

GCP Applied Technologies Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2017

(In millions, except par value and shares)	Historical GCP (as reported)	Discontinued Operations(A)	Other Pro Forma Adjustments		Pro Forma GCP Continuing Operations
ASSETS
Current Assets
Cash and cash equivalents	$109.5	$—	$1,050.0	(B)	$1,159.5
Trade accounts receivable, less allowance of $4.6	169.4	—	—		169.4
Inventories	101.3	—	—		101.3
Other current assets	53.1	—	—		53.1
Current assets held for sale	120.3	(118.3)	—		2.0
Total Current Assets	553.6	(118.3)	1,050.0		1,485.3
Properties and equipment, net	191.5	—	—		191.5
Goodwill	115.1	—	—		115.1
Technology and other intangible assets, net	51.0	—	—		51.0
Deferred income taxes	59.0	—	—		59.0
Overfunded defined benefit pension plans	22.0	—	—		22.0
Other assets	23.7	—	—		23.7
Noncurrent assets held for sale	61.8	(58.6)	—		3.2
Total Assets	$1,077.7	$(176.9)	$1,050.0		$1,950.8
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities
Debt payable within one year	$37.9	$—	$—		$37.9
Accounts payable	104.7	—	—		104.7
Other current liabilities	96.9	—	255.2	(C)(D)(E)	352.1
Current liabilities held for sale	54.8	(52.7)	—		2.1
Total Current Liabilities	294.3	(52.7)	255.2		496.8
Debt payable after one year	782.7	—	—		782.7
Deferred income taxes	5.9	—	—		5.9
Unrecognized tax benefits	10.9	—	—		10.9
Underfunded and unfunded defined benefit pension plans	86.2	—	—		86.2
Other liabilities	13.8	—	—		13.8
Noncurrent liabilities held for sale	21.6	(21.5)	—		0.1
Total Liabilities	1,215.4	(74.2)	255.2		1,396.4
Commitments and Contingencies - Note 7
Stockholders' (Deficit) Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 71,450,751	0.7	—	—		0.7
Paid-in capital	17.2	—	—		17.2
(Accumulated deficit) Retained earnings	(21.6)	—	692.1	(F)	670.5
Accumulated other comprehensive loss	(135.0)	—	—		(135.0)
Treasury stock	(3.0)	—	—		(3.0)
Total GCP's Shareholders' (Deficit) Equity	(141.7)	—	692.1		550.4
Noncontrolling interests	4.0	—	—		4.0
Total Stockholders' (Deficit) Equity	(137.7)	—	692.1		554.4
Total Liabilities and Stockholders' (Deficit) Equity	$1,077.7	$(74.2)	$947.3		$1,950.8

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2017, and the Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2017 and the years ended December 31, 2016, 2015, and 2014, include the following adjustments:

(A)
Reflects the discontinued operations of Darex, which included the removal of the assets and liabilities and results of operations of Darex and non-recurring costs directly related to the Disposition. Does not adjust for certain general corporate overhead expenses that were not specifically related to Darex and do not meet the discontinued operations criteria. The provision for income taxes for the years ended December 31, 2016, 2015, and 2014 was calculated based on application of the statutory tax rate in each jurisdiction to the pro forma adjustments to classify Darex as a discontinued operation. Because the statutory tax rate was applied to the pro forma adjustments without consideration of items that would impact the effective tax rate, the pro forma income tax expense will likely vary from the actual tax expense from discontinued operations in periods subsequent to the Disposition.

The agreement with Henkel governing the Disposition (the “Amended Purchase Agreement”) provides for a series of delayed closings that will take place in certain non-U.S. jurisdictions, including Argentina, China, Colombia, Indonesia, Peru and Venezuela. The delayed closings will implement the legal transfer of the Darex business in the delayed closing foreign jurisdictions in accordance with local law over the following three to 18 months. Up to the time of the delayed closing for these countries, the results of the operations of the Darex business in each country will be reported as “Income (loss) from discontinued operations, net of income taxes” in the Consolidated Statement of Operations, and the assets and liabilities of the Darex business will be categorized as “Assets held for sale” or “Liabilities held for sale” in the Consolidated Balance Sheet, as appropriate.
The Company believes that the delayed closing of the Disposition in each of these countries is probable. The adjustment for discontinued operations to the Unaudited Pro Forma Consolidated Balance Sheet includes assets and liabilities held for sale related to the Darex business in the delayed closing jurisdictions totaling $20.7 million and $4.0 million, respectively, which are reflected as current or non-current assets and liabilities held for sale, as appropriate. The results of operations related to the Darex business in the delayed closing jurisdictions are shown as discontinued operations in the Unaudited Pro Forma Consolidated Statements of Operations. The net sales and net income of these delayed closing jurisdictions included in the tables above are as follows:

	Three Months Ended March 31,	Year Ended December 31,
(in millions)	2017	2016	2015	2014
Net sales	$9.5	$43.2	$52.5	$61.0
Net income (loss)	$2.0	$1.6	$(28.9)	$6.4

(B)	Reflects the cash proceeds of $1.05 billion received from Henkel in connection with the Disposition.

(C)	Reflects the accrual of estimated transaction costs of $25.0 million incurred in connection with the Disposition.

(D)	Reflects an estimated $229.0 million payable for U.S. and foreign income taxes and indirect taxes resulting from the gain on the Disposition.

(E)
Reflects GCP’s obligation to make required post-acquisition improvements and incur site-separation costs at certain facilities that will be acquired by Henkel under the terms of the Separation and Distribution Agreement.

(F)
Reflects the impact to GCP’s Accumulated Deficit (Retained Earnings) from the pro forma adjustments described in notes (B) through (E) above, including the estimated after-tax gain, of $692.1 million related to the Disposition. The estimated after-tax gain includes $30.7 million related to delayed closing jurisdictions, which was based on $68.7 million of proceeds received on July 3, 2017 related to the Darex business in the delayed closing jurisdictions.